Exhibit 10.32

Restricted Stock Grant Number RSA-11-25-XXX

ETHZILLA CORP.

2025 OMNIBUS INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK GRANT

Capitalized but otherwise undefined terms in this Notice of Restricted Stock Grant and the attached Restricted Stock Grant Agreement shall have the same defined meanings as in the ETHZilla Corporation 2025 Omnibus Incentive Plan (as amended and restated from time to time) (the “Plan”).

Grantee Name:	[NAME]

Address:

You have been granted shares of restricted Common Stock (the “Restricted Stock” or the “Shares”) subject to the terms and conditions of the Plan and the attached Restricted Stock Grant Agreement, as follows:

Date of Grant:	November 12, 2025

Vesting Commencement Date:	November 12, 2025

Price Per Share:	______________

Total Number of Shares Granted:	[SHARES]

Total Value of Shares Granted:	______________

Total Purchase Price:	$0, Issued In Consideration For Services

Agreement Date:	[DATE]

Vesting Schedule:	The Shares shall vest at the rate of 1/2 of such Shares on each of November 12, 2025 and 1/2 on January 2, 2026, subject to the terms of the attached Restricted Stock Grant Agreement.

ETHZilla Corporation

2025 Omnibus Incentive Plan

Restricted Stock Grant Agreement

ETHZILLA CORPORATION

2025 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK GRANT AGREEMENT

This RESTRICTED STOCK GRANT AGREEMENT (“Agreement”), dated as of the Agreement Date specified on the Notice of Restricted Stock Grant is made by and between ETHZilla Corporation, a Delaware corporation (the “Company”), and the grantee named in the Notice of Restricted Stock Grant (the “Grantee,” which term as used herein shall be deemed to include any successor to Grantee by will or by the laws of descent and distribution, unless the context shall otherwise require).

BACKGROUND

Pursuant to the Plan, the Board (or an authorized Committee thereof), approved the issuance to Grantee, effective as of the date set forth above, of an award of the number of shares of Restricted Stock as is set forth in the attached Notice of Restricted Stock Grant (which is expressly incorporated herein and made a part hereof, the “Notice of Restricted Stock Grant”) at the purchase price per share of Restricted Stock (the “Purchase Price”), if any, set forth in the attached Notice of Restricted Stock Grant, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual premises and undertakings hereinafter set forth, the parties agree as follows:

1. Grant and Purchase of Restricted Stock. The Company hereby grants to Grantee, and Grantee hereby accepts the Restricted Stock set forth in the Notice of Restricted Stock Grant, subject to the payment by Grantee of the total purchase price, if any, set forth in the Notice of Restricted Stock Grant.

2. Stockholder Rights.

(a) Voting Rights. Until such time as all or any part of the Restricted Stock are forfeited to the Company under this Agreement, if ever, Grantee (or any successor in interest) has the rights of a stockholder, including voting rights, with respect to the Restricted Stock subject, however, to the transfer restrictions or any other restrictions set forth in the Plan.

(b) Dividends and Other Distributions. During the period of restriction, Participants holding Restricted Stock are entitled to all regular cash dividends or other distributions paid with respect to all shares while they are so held. If any such dividends or distributions are paid in shares, such shares will be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid.

ETHZilla Corporation

2025 Omnibus Incentive Plan

Restricted Stock Grant Agreement

3. Vesting of Restricted Stock.

(a) The Restricted Stock are restricted and subject to forfeiture until vested. The Restricted Stock which have vested and are no longer subject to forfeiture are referred to as “Vested Shares.” All Restricted Stock which have not become Vested Shares are referred to as “Nonvested Shares.”

(b) Except as otherwise provided herein, the Restricted Stock shall vest and become nonforfeitable in accordance with the vesting schedule specified in the Notice of Restricted Stock Grant.

(c) If Grantee’s service with the Company ceases for any reason, including voluntary resignation, termination by the Company with or without Cause, Disability, death, or otherwise, all Nonvested Shares shall immediately vest and become nonforfeitable as of the date of such termination, except to the extent otherwise expressly provided in this Agreement. In the event of a Change in Control (as defined in the Plan), any remaining Nonvested Shares shall immediately vest and become nonforfeitable.

(d) In the event that Grantee is an executive officer or employee of the Company at the time of termination, any Nonvested Shares will vest and become nonforfeitable upon the termination of Grantee’s status as an executive officer of the Company, either (i) by the Company other than for Cause (as defined below); or (ii) by the Grantee, for “good reason”, as defined or described in any employment or service agreement between the Company and the Grantee, and only to the extent such employment or service agreement provides for a “good reason” termination. Except as expressly set forth herein, or in any employment or service agreement between the Company and Grantee, any Nonvested Shares will be automatically forfeited to the Company for no consideration upon the later of (a) the termination of Grantee’s employment with the Company; and (b) the termination of Grantee’s status as an executive officer of the Company.

(e) Terms used in Section 3 and Section 4 have the following meanings:

(i) “Cause” has the meaning ascribed to such term or words of similar import in Grantee’s written employment or service contract with the Company or its subsidiaries and, in the absence of such agreement or definition, means Grantee’s (i) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on or misappropriation of any funds or property of the Company or its subsidiaries, or any affiliate, customer or vendor; (iii) personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with Grantee’s duties or willful failure to perform Grantee’s responsibilities in the best interests of the Company or its subsidiaries; (v) illegal use or distribution of drugs; (vi) violation of any material rule, regulation, procedure or policy of the Company or its subsidiaries, the violation of which could have a material detriment to the Company; or (vii) material breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by Grantee for the benefit of the Company or its subsidiaries, all as reasonably determined by the Board of Directors of the Company, which determination will be conclusive.

ETHZilla Corporation

2025 Omnibus Incentive Plan

Restricted Stock Grant Agreement

(f) Nonvested Shares may not be sold, transferred, assigned, pledged, or otherwise disposed of, directly or indirectly, whether by operation of law or otherwise.

4. Forfeiture of Nonvested Shares. Except as provided herein, if Grantee’s service with the Company ceases for any reason (including voluntary resignation, Disability, death, or termination by the Company with or without Cause), all Nonvested Shares shall immediately vest and become nonforfeitable as of the date of such termination. Any Nonvested Shares that do not vest pursuant to this Section shall be automatically forfeited to the Company for no consideration; unless the Board (or an authorized committee thereof) provides otherwise.

(a) Legend. Each certificate representing Restricted Stock granted pursuant to the Notice of Restricted Stock Grant may bear a legend substantially as follows:

“THE SALE OR OTHER TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE ETHIZILLA CORPORATION 2025 OMNIBUS INCENTIVE PLAN (AS AMENDED AND RESTATED FROM TIME TO TIME) AND IN A RESTRICTED SHARE GRANT AGREEMENT. A COPY OF SUCH PLAN AND SUCH AGREEMENT MAY BE OBTAINED FROM ETHIZILLA CORPORATION.”

(b) Escrow of Nonvested Shares. The Company has the right to retain the certificates representing Nonvested Shares in the Company’s possession until such time as all restrictions applicable to such shares have been satisfied.

(c) Removal of Restrictions. The Participant is entitled to have the legend removed from certificates representing Vested Shares.

5. Recapitalizations, Exchanges, Mergers, Etc. The provisions of this Agreement apply to the full extent set forth herein with respect to any and all shares of capital stock of the Company or successor of the Company which may be issued in respect of, in exchange for, or in substitution for the Restricted Stock by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise which does not terminate this Agreement. Except as otherwise provided herein, this Agreement is not intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

ETHZilla Corporation

2025 Omnibus Incentive Plan

Restricted Stock Grant Agreement

6. Grantee Representations.

Grantee represents to the Company the following:

(a) Restrictions on Transfer. Grantee acknowledges that the Restricted Stock to be issued to Grantee must be held indefinitely unless subsequently registered and qualified under the Securities Act of 1933, as amended (the “Securities Act”) or unless an exemption from registration and qualification is otherwise available. In addition, Grantee understands that the certificate representing the Restricted Stock will be imprinted with a legend which prohibits the transfer of such Restricted Stock unless they are sold in a transaction in compliance with the Securities Act or are registered and qualified or such registration and qualification are not required in the opinion of counsel acceptable to the Company.

(b) Relationship to the Company; Experience. Grantee either has a preexisting business or personal relationship with the Company or any of its officers, directors or controlling persons or, by reason of Grantee’s business or financial experience or the business or financial experience of Grantee’s personal representative(s), if any, who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent, directly or indirectly, has the capacity to protect Grantee’s own interests in connection with Grantee’s acquisition of the Restricted Stock to be issued to Grantee hereunder. Grantee and/or Grantee’s personal representative(s) have such knowledge and experience in financial, tax and business matters to enable Grantee and/or them to utilize the information made available to Grantee and/or them in connection with the acquisition of the Restricted Stock to evaluate the merits and risks of the prospective investment and to make an informed investment decision with respect thereto.

(c) Grantee’s Liquidity. In reaching the decision to invest in the Restricted Stock, Grantee has carefully evaluated Grantee’s financial resources and investment position and the risks associated with this investment, and Grantee acknowledges that Grantee is able to bear the economic risks of the investment. Grantee (i) has adequate means of providing for Grantee’s current needs and possible personal contingencies, (ii) has no need for liquidity in Grantee’s investment, (iii) is able to bear the substantial economic risks of an investment in the Restricted Stock for an indefinite period and (iv) at the present time, can afford a complete loss of such investment. Grantee’s commitment to investments which are not readily marketable is not disproportionate to Grantee’s net worth and Grantee’s investment in the Restricted Stock will not cause Grantee’s overall commitment to become excessive.

ETHZilla Corporation

2025 Omnibus Incentive Plan

Restricted Stock Grant Agreement

(d) Access to Data. Grantee acknowledges that during the course of this transaction and before deciding to acquire the Restricted Stock, Grantee has been provided with financial and other written information about the Company. Grantee has been given the opportunity by the Company to obtain any information and ask questions concerning the Company, the Restricted Stock, and Grantee’s investment that Grantee felt necessary; and to the extent Grantee availed himself/herself of that opportunity, Grantee has received satisfactory information and answers concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

(e) Risks. Grantee acknowledges and understands that (i) an investment in the Company constitutes a high risk, (ii) the Restricted Stock are highly speculative, and (iii) there can be no assurance as to what investment return, if any, there may be. Grantee is aware that the Company may issue additional securities in the future which could result in the dilution of Grantee’s ownership interest in the Company.

(f) Valid Agreement. This Agreement when executed and delivered by Grantee will constitute a valid and legally binding obligation of Grantee which is enforceable in accordance with its terms.

(g) Residence. The address set forth on the Notice of Restricted Stock Grant is Grantee’s current address and accurately sets forth Grantee’s place of residence.

(h) Tax Consequences. Grantee has reviewed with Grantee’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Grantee understands that Grantee (and not the Company) is responsible for Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement. Grantee understands that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the purchase price for the Restricted Stock and the fair market value of the Restricted Stock as of the date any restrictions on the Restricted Stock lapse. Grantee understands that Grantee may elect to be taxed at the time the Restricted Stock is purchased rather than when and as the restrictions lapse by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days from the date of purchase. The form for making this election can be found at https://www.irs.gov/pub/irs-pdf/f15620.pdf.

GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY ANY ELECTION UNDER SECTION 83(b), EVEN IF GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON GRANTEE’S BEHALF.

ETHZilla Corporation

2025 Omnibus Incentive Plan

Restricted Stock Grant Agreement

7. No Employment Contract Created. The issuance of the Restricted Stock is not to be construed as granting to Grantee any right with respect to continuance of employment or any service with the Company or any of its subsidiaries. The right of the Company or any of its subsidiaries to terminate at will Grantee’s employment or terminate Grantee’s service at any time (whether by dismissal, discharge or otherwise), with or without cause, is specifically reserved, subject to any other written employment or other agreement to which the Company and Grantee may be a party.

8. Tax Withholding. The Company has the power and the right to deduct or withhold, or require Grantee to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Grantee’s FICA obligation) required by law to be withheld with respect to the grant and vesting of the Restricted Stock. Notwithstanding the foregoing, at the option of the Grantee in writing (which may be via email) prior to the date of any vesting of any Restricted Stock, the Company shall withhold (or “net”) shares of Common Stock (valued at their Fair Market Value on the date of the withholding of such shares) from the shares of Common Stock due to the Grantee upon such vesting in satisfaction of the Grantee’s tax withholding obligations with respect to the vesting of such award or part thereof. In lieu of the withholding discussed in the immediately preceding paragraph, the Grantee may deliver shares of Common Stock (valued at their Fair Market Value on the date of vesting of such shares) owned by the Grantee to the Company for cancellation in order to satisfy the Grantee’s tax withholding obligations with respect to the vesting of any award hereunder.

9. Interpretation. The Restricted Stock are being issued pursuant to the terms of the Plan, and are to be interpreted in accordance therewith. The Board (or an authorized committee thereof) will interpret and construe this Agreement and the Plan, and any action, decision, interpretation or determination made in good faith by the Board (or an authorized committee thereof) will be final and binding on the Company and Grantee.

10. Notices. All notices or other communications which are required or permitted hereunder will be in writing and sufficient if (i) personally delivered or sent by telecopy, (ii) sent by nationally-recognized overnight courier or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

(a) if to the Grantee, to the address (or telecopy number) set forth on the Notice of Grant; and

ETHZilla Corporation

2025 Omnibus Incentive Plan

Restricted Stock Grant Agreement

(b) if to the Company, to its principal executive office as specified in any report filed by the Company with the Securities and Exchange Commission or to such address as the Company may have specified to the Grantee in writing, Attention: Corporate Secretary;

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication will be deemed to have been given (i) when delivered, if personally delivered, or when telecopied, if telecopied, (ii) on the first Business Day (as hereinafter defined) after dispatch, if sent by nationally-recognized overnight courier and (iii) on the fifth Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail. As used herein, “Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

11. Specific Performance. Grantee expressly agrees that the Company will be irreparably damaged if the provisions of this Agreement and the Plan are not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement or the Plan by Grantee, the Company will, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or decree for specific performance, in accordance with the provisions hereof and thereof. The Board (or an authorized committee thereof) has the power to determine what constitutes a breach or threatened breach of this Agreement or the Plan. Any such determinations will be final and conclusive and binding upon Grantee.

12. No Waiver. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

13. Grantee Undertaking. Grantee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on Grantee pursuant to the express provisions of this Agreement.

14. Modification of Rights. The rights of Grantee are subject to modification and termination in certain events as provided in this Agreement and the Plan.

15. Governing Law. This Agreement is governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to its conflict or choice of law principles that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

16. Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

17. Entire Agreement. This Agreement (including the Notice of Restricted Stock Grant) and the Plan, constitute the entire agreement between the parties with respect to the subject matter hereof, and supersedes all previously written or oral negotiations, commitments, representations and agreements with respect thereto.

ETHZilla Corporation

2025 Omnibus Incentive Plan

Restricted Stock Grant Agreement

18. Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

19. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the Restricted Stock. You should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

20. Compliance With Law. You agree that the Company shall have unilateral authority to amend this Agreement without your consent to the extent necessary to comply with securities or other laws applicable to issuance of shares of Restricted Stock.

21. Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

22. Other Documents. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the document containing the Plan information specified in Section 10(a) of the Securities Act (“Prospectus”).

23. WAIVER OF JURY TRIAL. THE GRANTEE HEREBY EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

[Signature Page Follows]

ETHZilla Corporation

2025 Omnibus Incentive Plan

Restricted Stock Grant Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Share Grant Agreement as of the date first written above.

ETHZILLA CORPORATION

By:

Name:

Title

GRANTEE:

Name:

ETHZilla Corporation

2025 Omnibus Incentive Plan

Restricted Stock Grant Agreement

SPOUSE’S CONSENT TO AGREEMENT

(Required where Grantee resides in a community property state)

I acknowledge that I have read the Agreement and the Plan and that I know and understand the contents of both. I am aware that my spouse has agreed therein to the imposition of certain forfeiture provisions and restrictions on transferability with respect to the Restricted Stock that are the subject of the Agreement, including with respect to my community interest therein, if any, on the occurrence of certain events described in the Agreement. I hereby consent to and approve of the provisions of the Agreement, and agree that I will abide by the Agreement and bequeath any interest in the Restricted Stock which represents a community interest of mine to my spouse or to a trust subject to my spouse’s control or for my spouse’s benefit or the benefit of our children if I predecease my spouse.

Dated:

Signature:

Print Name:

ETHZilla Corporation

2025 Omnibus Incentive Plan

Restricted Stock Grant Agreement